Exhibit 99.1

 EPICEPT
CORPORATION

   CONTACTS
   EPICEPT CORPORATION
   Robert W. Cook
   (201) 894-8980
   rcook@epicept.com

   FEINSTEIN KEAN HEALTHCARE
   Francesca T. DeVellis
   (617) 577-8110
   francesca.devellis@fkhealth.com


       EPICEPT REPORTS FIRST QUARTER 2006 OPERATING AND FINANCIAL RESULTS

ENGLEWOOD CLIFFS, NJ - (MAY 23, 2006) - EpiCept Corporation (Nasdaq and OMX
Stockholm: EPCT) today announced operating and financial results for the first quarter ending March 31, 2006. On January 4, 2006, EpiCept completed its merger with Maxim Pharmaceuticals, Inc. The new company combines a relatively lower-risk product pipeline of commercially promising topical pain therapies with the upside potential of a late-stage cancer product and the biopharmaceutical discovery capabilities for apoptosis inducers designed to address unmet medical needs in oncology. On February 7, 2006, EpiCept announced that it raised $11.6 million in gross proceeds through a private placement of common stock and warrants.

"Our path forward has a number of promising product candidates targeting untapped commercial markets," stated Jack Talley, CEO of EpiCept. "The assets we have in place today are numerous - a portfolio of eight clinical product candidates, strategic partnerships, a competitive IP position, a proprietary drug discovery platform, and an improved financial position."

Mr. Talley continued, "We anticipate submitting our Marketing Authorization Application for Ceplene for Acute Myeloid Leukemia remission maintenance therapy in Europe later this year. If cleared for marketing, Ceplene will fill an important clinical need, and provide EpiCept with a significant commercial opportunity."

                       FINANCIAL AND OPERATING HIGHLIGHTS

For the first quarter of 2006, EpiCept's loss attributable to common shareholders totaled $56.6 million, or $2.59 per basic and diluted share, versus $1.9 million, or $1.11 per basic and diluted share, for the first quarter of 2005. Maxim's operating results are included in EpiCept's consolidated statement of operations from January 5, 2006, consisting primarily of research into new chemical compounds that induce apoptosis as a potential treatment for certain cancers at its facility in San Diego and certain general and administrative functions that were retained after the merger.

The Company's operating expenses totaled approximately $43.1 million for the first quarter of 2006. Approximately $33.7 million of this total is attributable to in-process research and development, a non-cash charge resulting from the Company's merger accounting with Maxim.

Included in the Company's loss attributable to common stockholders for the first quarter of 2006 was $13.3 million of beneficial conversion feature charges resulting from the conversions and exercises of EpiCept's preferred stock, convertible debt and warrants below the fair value of the Company's stock at the merger closing date. $8.9 million of this charge is reflected as deemed dividends on preferred stock and $4.4 million was recorded as interest expense.

In January 2006, EpiCept adopted FAS 123R, and issued options to employees and directors at the close of the merger. As a result, the Company recorded stock-based compensation expense of $2.4 million in the first quarter of 2006. The total cost for granting these options is approximately $7.8 million; the balance will be expensed over the remaining vesting period of the options in accordance with FAS 123R. The Company did not issue any options in 2003, 2004 or 2005 to employees.

The Company's purchase of Maxim was valued at approximately $45.1 million including merger costs of $3.7 million. An additional $4.6 million in merger-related liabilities were created as a result of the merger, relating to costs of severance, potential litigation settlements, and estimated costs to sublet or terminate a lease on one of the Company's facilities in San Diego. The Company issued a total of 5.8 million shares in exchange for all of the outstanding shares of Maxim, and issued options to purchase 0.4 million shares and warrants exercisable for 0.3 million shares of EpiCept common stock in exchange for most of Maxim's outstanding stock options and warrants.

The Company's cash and marketable securities at March 31, 2006 totaled approximately $15.5 million.

                                PORTFOLIO UPDATE

EpiCept provided an update on its product candidates:

     o Three topical pain product candidates in or ready to commence Phase III clinical trials;

     o    Three topical pain product candidates in Phase II development;

     o Ceplene, an oncology product candidate being prepared for European registration; and

     o An oncology product candidate in Phase I for brain cancer and solid tumors.

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
LATE-STAGE ANALGESIC CANDIDATES

EpiCept's three late-stage analgesic candidates all address significant market opportunities with unmet clinical needs.

     o EpiCept NP-1 Cream - A prescription topical analgesic cream designed to provide long-term relief from the pain of peripheral neuropathies, which affect more than 15 million people in the U.S. EpiCept is currently scaling up the production of NP-1 to prepare for Phase III clinical trials that are scheduled to commence later this year.

     o LidoPAIN SP - The first sterile patch designed to provide sustained topical delivery of lidocaine to a post-surgical or post-traumatic sutured wound in order to relieve post-operative pain and minimize the need for narcotics, NSAIDS or Cox II inhibitors. Over 53 million surgical procedures are conducted annually in the U.S. and many, if not most, of these procedures are candidates for LidoPAIN SP. EpiCept is currently conducting a pivotal-scale clinical trial for this product in Europe which, if successful, will form the basis for an application for marketing approval in Europe in 2007. Trial results are expected by the third quarter of 2006. EpiCept's North American partner, Adolor Corporation, is currently conducting a Phase II trial for LidoPAIN SP in the U.S.

     o LidoPAIN BP - A prescription analgesic non-sterile patch designed to provide sustained topical delivery of lidocaine for the treatment of acute or recurrent lower back pain. Acute back pain is one of the most common reasons to visit a physician's office for treatment. EpiCept is currently working towards scaling up this product candidate in order to commence pivotal scale clinical trials later this year in close consultation with its partner, Endo Pharmaceuticals.

CANCER

Ceplene is EpiCept's registration-stage compound for the treatment of Acute Myeloid Leukemia (AML), the most common type of leukemia in adults. An estimated 12,000 new cases are reported annually in the U.S. The results from a randomized, multi-center Phase III clinical study of 320 patients with AML in which Ceplene met its primary endpoint of increased leukemia-free survival among AML patients in remission, were published online in Blood, a leading scientific journal in hematology on March 24, 2006. The article is entitled: "Improved Leukemia-Free Survival After Post-Consolidation Immunotherapy with Histamine Dihydrochloride and Interleukin-2 in Acute Myeloid Leukemia: Results of a Randomized Phase III Trial" and authored by Mats Brune, M.D., Ph.D., Sahlgrenska University Hospital, Goteborg, Sweden, and co-workers.

Based on this study, EpiCept is planning a filing for approval in Europe in the fourth quarter of 2006. Ceplene has been granted orphan drug status for the treatment of AML by the European Medicines Agency, or EMEA.

EpiCept also expects to continue its progress with its apoptosis program in 2006. The Company is advancing EPC2407, a small-molecule apoptosis inducer discovered at the Company, toward an IND filing later this year for the treatment of certain types of cancer.


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
                               FINANCIAL OVERVIEW

REVENUES

During each of the three months ended March 31, 2006 and 2005, the Company recognized deferred revenue of approximately $0.3 million from the upfront licensing fees and milestone payments received from Adolor and Endo. EpiCept also recognized revenue of $19,000 in royalties with respect to acquired Maxim technology during the three month period ended March 31, 2006.

GENERAL AND ADMINISTRATIVE (G&A) EXPENSE

The Company's general and administrative expense increased to approximately $5.7 million for the first quarter of 2006, compared to $1.0 million during the comparable period in 2005. $2.2 million of the increase was due to the impact of FAS 123R, while payment of bonuses and accrual for 2006 bonuses, and expenses associated with being a public company - listing fees, transfer agent expenses, investor relations expenses, and costs associated with filing documents and annual report preparation - increased G&A by $0.7 million. The increase also reflected $1.6 million in general and administrative expense incurred at the Company's San Diego facility for information technology and human resource capabilities that are being retained, as well as legal expenses and expenses for leased property the Company has vacated and expects to sublease.

RESEARCH AND DEVELOPMENT (R&D) EXPENSE

The Company's research and development expense increased to approximately $3.7 million during the first quarter 2006 from approximately $0.5 million in the comparable period in 2005. The Company continued its pivotal trial in Europe for LidoPAIN SP; initiated activities required to scale up the manufacturing of EpiCept NP-1 and LidoPAIN BP in connection with the commencement of new clinical trials; and commenced preparation of a Marketing Authorization Application (MAA) for Ceplene in Europe as a remission maintenance therapy for the treatment of AML. $2.4 million of the Company's research and development expenses related primarily to its apoptosis program. One compound, EPC2407, is being readied for an IND application and the commencement of clinical development later in the year. The Company retained 17 people in San Diego to continue this development work.

ACQUIRED IN-PROCESS RESEARCH AND DEVELOPMENT (IPR&D)

As previously mentioned, a charge of $33.7 million was recorded during the first quarter 2006 representing the value of acquired in-process research and development from the merger. Acquired IPR&D was based on a preliminary valuation of Maxim's tangible and intangible assets and liabilities based on their fair values.

CASH AND MARKETABLE SECURITIES

The Company's cash and marketable securities at March 31, 2006 totaled approximately $15.5 million. During the three months ended March 31, 2006, the Company acquired cash and marketable securities of $15.1 million through the


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
merger with Maxim and raised gross proceeds of $11.6 million through the sale of
4.1 million shares of its common stock at $2.85 and approximately 1.0 million warrants with an exercise price of $4.00 per share. Cash acquired during the quarter is being used to fund the Company's operations.

                  LATE FILING OF QUARTERLY REPORT ON FORM 10-Q

EpiCept announced on May 10, 2006 that it had filed a Notification of Late Filing on Form 12b-25 indicating that its Quarterly Report on Form 10-Q for the three months ended March 31, 2006 would not be filed on time. The Company delayed the filing of its Form 10-Q due to additional time needed to collect and process required data related to its merger with Maxim Pharmaceuticals. The Company did not meet the automatic five day extension of the filing date that was available to it.

The Company received a NASDAQ Staff Determination letter on May 17, 2006 indicating that the Company was not in compliance with Marketplace Rule 4310(c)(14) due to the failure to file its Quarterly Report on Form 10-Q. The Company filed its Quarterly Report on Form 10-Q on May 23, 2006. On May 23, 2006, the Company received a letter from NASDAQ stating that was now in compliance with Marketplace Rule 4310(c)(14) as a result of its filing of its Form 10-Q.

                                 CONFERENCE CALL

EpiCept will host a conference call to discuss these results on May 24, 2006, at 8:30 a.m. Eastern Daylight Time.

To listen to the conference call, please dial:

                  866-425-6195 (United States and Canada)
                  973-935-2981 (International)
                  The access code for the call is:  7422019

A webcast of this conference call can be accessed at www.epicept.com. The webcast will be archived for 90 days.

A playback of the call will be available from approximately 1:00 p.m. EDT on May 24, 2006 through May 31, 2006 and may be accessed by dialing:

                  877-519-4471 (United States and Canada)
                  973-341-3080 (International)
                  Please reference reservation number 7422019


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
ABOUT EPICEPT CORPORATION

EpiCept is an emerging specialty pharmaceutical company focused on unmet needs in the treatment of pain and cancer. The Company has a staged portfolio with several pain therapies in late-stage clinical trials, and a lead oncology compound (for AML) with demonstrated efficacy in a Phase III trial; the compound is intended for commercialization in Europe. EpiCept is based in New Jersey, and the Company's research and development team in San Diego is pursuing a drug discovery program focused on novel approaches to apoptosis.

FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding the efficacy, safety, and intended utilization of the Company's respective product candidates, the conduct and results of future clinical trials, the sufficiency of our existing capital resources, plans regarding regulatory filings, future research and clinical trials, plans regarding partnering activities, and the timing of filing our Form 10-Q for the three months ended March 31, 2006. Factors that may cause actual results to differ materially include the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, the risk that EpiCept will not obtain approval to market its products, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. These factors and others are more fully discussed in EpiCept's periodic reports and other filings with the SEC.





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
Selected financial information follows:

EPICEPT CORPORATION AND SUBSIDIARIES
(UNAUDITED)
SELECTED CONSOLIDATED BALANCE SHEET DATA

                                                                 MARCH 31,         DECEMBER 31,
                                                                   2006               2005
                                                                          (IN $000S)

Cash and cash equivalents                                     $      11,508     $         403
Marketable securities                                                 3,968                --
Property and equipment, net                                           1,685                58
Total assets                                                         19,511             2,747

Current liabilities                                                  14,600            20,202
Notes and loans payable, long term                                    2,097             4,705
Total stockholders' deficit                                           3,829            60,122
Total liabilities and stockholders' deficit                          19,511             2,747



EPICEPT CORPORATION AND SUBSIDIARIES
(UNAUDITED)
SELECTED CONSOLIDATED STATEMENT OF OPERATIONS DATA

                                                                   THREE MONTHS ENDED
                                                                        MARCH 31,
                                                                2006                 2005
                                                             (IN $000S EXCEPT PER SHARE DATA)
Revenue                                                      $        295       $         285

Operating expenses:
     General and administrative                                     5,691                 999
     Research and development                                       3,681                 487
     Acquired in-process research and development                  33,715                   --
                                                             -------------      --------------
Total operating expenses                                           43,087               1,486

Other income (expense), net                                        (4,834)               (385)
                                                             -------------      --------------

Net loss                                                          (47,626)             (1,586)

Deemed dividends and redeemable convertible preferred
    stock dividends                                                (8,964)               (314)
                                                             -------------      --------------

Loss attributable to common stockholders                     $    (56,590)      $      (1,900)
                                                             =============      ==============

Basic and diluted net loss per share                         $      (2.59)      $       (1.11)
Weighted average common shares outstanding                      21,821,893           1,706,219


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